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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2003

American Medical Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19195 (Commission File Number)	38-2905258 IRS Employer Identification No.)

5555 Bear Lane
Corpus Christi, TX 78405
(Address of principal executive offices)

Registrant's telephone number, including area code: (361) 289-1145

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 25, 2003, the Company dismissed Ernst & Young LLP, the independent accounting firm that had been engaged as the principal accountant to audit the Company's financial statements for the two most recent fiscal years, and engaged Hein + Associates LLP, Houston, Texas, as its principal accountant. The decision to change accountants was approved by the board of directors of the Company.

The accountant's report of Ernst & Young LLP for the fiscal year of the Company ended December 31, 2001 was prepared assuming that the Company would continue as a going concern, and expressed substantial doubt about that ability to continue as a going concern for the reasons stated in Note 1 to the consolidated financial statements. The report also stated that the consolidated financial statements did not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

For the Company's previous two fiscal years and for the interim period through February 25, 2003, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with their report.

Attached as Exhibit 16 to this Report on Form 8-K/A is a letter addressed to the Securities and Exchange Commission stating that Ernst & Young, LLP agrees with the above statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)

    Exhibits

        A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 6, 2003	AMERICAN MEDICAL TECHNOLOGIES, INC.
	By:	/s/ ROGER W. DARTT Roger W. Dartt Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter re change in certifying accountant

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SIGNATURES
EXHIBIT INDEX